UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2008

VONAGE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Officers

On March 11, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Vonage Holdings Corp. (the “Company”) unanimously approved several matters related to compensation for the Executive Vice Presidents of the Company. On March 11, 2008, upon recommendation of the Committee, the Board, including all members of the Committee and the other independent directors of the Board, unanimously approved several matters related to compensation of the Company’s Chairman, Chief Strategist and Interim Chief Executive Officer, Jeffrey A. Citron. Additional information with respect to the compensation arrangements for these executive officers will be set forth in the Company’s Proxy Statement for its 2008 Annual Meeting of Stockholders.

Annual Cash Bonus

Upon recommendation of the Committee, the Board, including all members of the Committee and the other independent directors of the Board, unanimously approved the following annual bonus payments to our Chairman, Chief Strategist and Interim Chief Executive Officer:

Name	2007 Bonus Award
Jeffrey A. Citron	$438,000

The Committee unanimously approved the following annual bonus payments to the executive officers listed below:

Name	2007 Bonus Award
John S. Rego	$190,000
Jamie E. Haenggi	$200,000
Louis Mamakos	$90,000

The Company sets target award levels for cash bonuses for its executives based on a percentage of their salary. For 2008, the applicable percentages will be:

Name	Percentage of Salary Payable at Target Award Level
Jeffrey Citron	100%
John S. Rego	100%
Jamie E. Haenggi	60%
Louis Mamakos	50%

2008 Annual Stock Option Grants

The Committee (with the Board, including all members of the Committee and the other independent directors of the Board, approving grants upon recommendation of the Committee for Mr. Citron) unanimously approved the following stock option grants under the Company’s 2006 Incentive Plan:

Name	2008 Option Grant
Jeffrey A. Citron	1,000,000
John S. Rego	90,000
Jamie E. Haenggi	200,000
Louis Mamakos	25,000

The stock option grants will be made on April 1, 2008 and will vest in four equal annual installments over a four-year period commencing on the first anniversary of the date of grant. These options will have a term of five years and will have a per share exercise price equal to the closing price of the Company’s Common Stock, $0.001 par value (“Common Stock”) on the New York Stock Exchange on April 1, 2008.

Termination of the Company’s 2001 Stock Incentive Plan

On March 11, 2008, the Board terminated the Company’s 2001 Stock Incentive Plan, as amended (the “2001 Plan”), effective as of March 6, 2008. The 2001 Plan provided for the grant of stock options and restricted stock awards to the Company’s employees, directors and consultants. No further stock options or restricted stock awards will be granted under the 2001 Plan. The termination of the 2001 Plan will not affect any stock options or restricted stock awards previously granted under the 2001 Plan.

All shares of Common Stock that remained available for issuance under the 2001 Plan as of the effective date of the plan’s termination have become available for issuance under the Company’s 2006 Incentive Plan (the “2006 Plan”). As of February 29, 2008, 14,926,205 shares of Common Stock were available for issuance under the 2001 Plan and 3,415,598 shares of Common Stock were available for issuance under the 2006 Plan. In addition, any shares underlying 2001 Plan options that are cancelled or expire without exercise will become available for issuance under the 2006 Plan. As of February 29, 2008, options to purchase 12,303,317 shares of Common Stock were outstanding under the 2001 Plan.

The Board terminated the 2001 Plan because there were not enough shares available for issuance under the 2006 Plan to provide for the Company’s annual equity grants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date:	March 17, 2008	By:	/s/ John S. Rego
John S. Rego
Executive Vice President, Chief Financial Officer and Treasurer